SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): November 22, 2005
CANYON RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11887	84-0800747

State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

14142 Denver West Parkway, Suite 250 Golden, Colorado	80401

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(303) 278-8464
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
     Canyon Resources Corporation, a Colorado-based mining company, announced that its Board of Directors took action November 22, 2005 to extend the expiration date of warrants to purchase 2,199,836 shares of Canyon common stock from December 1, 2005 to June 1, 2006. The extension encompasses warrants exercisable at $2.19 per share that remain outstanding from a private placement of stock and warrants completed in September 2003.
Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

99.1 Canyon Resources Corporation news release, dated November 23, 2005.
Cautionary Statement for Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995.
     The matters discussed in this report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include the mineralized material estimates for the McDonald project Company’s belief in the strength of its claims in the McDonald litigation. Factors that could cause actual results to differ materially from these forward-looking statements include, among others, the outcome of the McDonald litigation, unanticipated grade, geological, metallurgical, processing or other problems, operational risks of mining, development and exploration and force majeure events that may impact the estimates of the size of the McDonald project; and other risk factors as described from time to time in the Company’s filings with the Securities and Exchange Commission. The Company disclaims any intent or obligation to update its forward-looking statements, whether as a result of receiving new information, the occurrence of future events, or otherwise.

SIGNATURES
     Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANYON RESOURCES CORPORATION
Date: November 23, 2005	By:	/s/ Richard T. Phillips
Richard T. Phillips
Chief Accounting Officer, Treasurer and Corporate Secretary

EXHIBIT INDEX
Exhibit
99.1          Canyon Resources Corporation news release dated November 23, 2005